Exhibit 23.4

August 21, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Dear Sir or Madam:

We have read the Registration Statement on Form F-4 dated August 21, 2023 of Real Messenger Corporation (“Registrant”) and are in agreement with the statements contained under the section of Change in Certifying Accountant as it pertains to our firm; we are not in a position to agree or disagree with other statements of Registrant contained therein.

Very truly yours,

/s/ Friedman LLP

New York, New York